UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1834

Date of Report (Date of earliest event reported): June 22, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Stock Unit Award

On June 22, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Inteliquent, Inc. (the “Company”) approved the following performance stock unit award:

Name	Title	Target Performance Stock Units
		18-Month Period	Two-Year Period	Three-Year Period
Matthew Carter, Jr.	President and Chief Executive Officer	5,625	11,249	16,874

The performance stock units are measured over 18- month, two- and three-year performance periods. Each performance stock unit represents the right to receive, if and to the extent the Company’s total shareholder return (“TSR”) performance targets covering the 18-month, two- and three-year performance periods are satisfied, a share of the Company’s common stock following completion of the performance period. At the end of the performance period, the performance stock units will be distributed (to the extent earned and vested) in shares of the Company’s common stock based upon the level of achievement of the Company’s TSR performance targets set for the performance periods as determined by the Committee. If the Company fails to meet the threshold performance for any of the 18-month, two- or three year performance periods, no performance stock units will vest and no payout of Company common stock will be made with respect to the performance period for such performance stock units. If the Company’s performance exceeds the target performance, Mr. Carter may receive additional performance stock units above the target number, subject to a maximum of 200% of the target award. Mr. Carter’s performance stock unit award agreement contains provisions dealing with, among other things, (1) the effect on the award of the termination of the Mr. Carter’s service as an employee of the Company without Cause (as defined in the Neutral Tandem, Inc. (n/k/a Inteliquent, Inc.) Amended and Restated 2007 Equity Incentive Plan (the “Plan”)), (2) the effect on the award of a Change In Control of the Company (as defined in the Plan) and (3) the delivery of the Company’s common stock in respect of vested performance stock units.

The TSR performance stock unit grant agreement between Mr. Carter and the Company is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Restricted Stock Grant

On June 22, 2015, the Committee approved the following restricted stock grant:

Name	Title	Restricted Stock Grant
Matthew Carter, Jr.	President and Chief Executive Officer	16,874

The terms of Mr. Carter’s restricted stock grant agreement are substantially identical to the Company’s form of restricted stock grant agreement, but also contains provisions dealing with, among other things, (1) the effect on the grant of the termination of Mr. Carter’ service as an employee of the Company without Cause (as defined in Mr. Carter’s employment agreement with the Company) and (2) the effect on the grant of a Change In Control of the Company (as defined in the Plan).

The restricted stock grant agreement between Mr. Carter and the Company is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Stock Option Award

On June 22, 2015, the Committee approved the following stock option award:

Name	Title	Stock Option Award
Matthew Carter, Jr.	President and Chief Executive Officer	46,467

The terms of Mr. Carter’s non-qualified stock option award agreement are substantially identical to the Company’s form of non-qualified stock option award agreement, but also contains provisions dealing with, among other things, (1) the effect on the award of the termination of Mr. Carter’ service as an employee of the Company without Cause (as defined in Mr. Carter’s employment agreement with the Company) and (2) the effect on the award of a Change In Control of the Company (as defined in the Plan).

The non-qualified stock option award agreement between Mr. Carter and the Company is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	TSR Performance Stock Unit Grant Agreement between Mr. Carter and the Company.

10.2	Restricted Stock Grant Agreement between Mr. Carter and the Company.

10.3	Non-Qualified Stock Option Award Agreement between Mr. Carter and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Richard L. Monto
Date: June 23, 2015	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2015 Form of TSR Performance Stock Unit Grant Agreement.

10.2	Restricted Stock Grant Agreement between Mr. Carter and the Company.

10.3	Non-Qualified Stock Option Award Agreement between Mr. Carter and the Company.